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                                                               EXHIBIT 1.A(3)(c)
Commissions:

                       Expressed as a Percent of Premium

             Year     Up To Target    Above Target    Asset Trail
             ----     ------------    ------------    -----------
               1           95%             4%            none
             2-10           4%             4%            none
              11+           4%             4%            15bp*

                 *    Paid on account value on an annualized basis